Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Keith R. Martorana

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
x

MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY GUC TRUST REPORTS AS OF MARCH 31, 2012

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to Section 6.2 of the Motors Liquidation Company GUC Trust Agreement dated March 30, 2011 by and between the parties thereto (as amended from time to time, the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 29, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the attached GUC Trust Reports (as defined in the GUC Trust Agreement and annexed hereto as Exhibits A, B, C and D) for the most recently ended fiscal quarter of the GUC Trust.

Financial statements required under Section 6.2(b) of the GUC Trust Agreement for the fiscal year ended March 31, 2012 are annexed hereto as Exhibit A.

Restatements of the financial statements required under Section 6.2(b) of the GUC Trust Agreement for certain prior fiscal quarters (as indicated therein) are annexed hereto as Exhibit B.

Additional reporting required under Section 6.2(c) of the GUC Trust Agreement for the fiscal quarter ended March 31, 2012 is annexed hereto as Exhibit C.

The quarterly variance report as described in the third sentence of Section 6.4 of the GUC Trust Agreement for the fiscal quarter ended March 31, 2012, as required by the Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012 is annexed hereto as Exhibit D.

The GUC Trust Reports are not intended to constitute, and should not be construed as, investment advice. The GUC Trust Reports have been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely it its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting these GUC Trust Reports and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated:	New York, New York
May 15, 2012

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams
Matthew J. Williams
Joshua Weisser
Keith R. Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

Financial Statements

Year Ended March 31, 2012

Motors Liquidation Company GUC Trust

Financial Statements

Table of Contents

Independent Auditor’s Report	1

Financial Statements

Statement of Net Assets in Liquidation (Liquidation Basis)	2

Statement of Changes in Net Assets in Liquidation (Liquidation Basis)	3

Statement of Cash Flows (Liquidation Basis)	4

Notes to Financial Statements	5-24

Plante & Moran, PLLC Suite 500 2601 Cambridge Court Auburn Hills, Ml 48326 Tel: 248.375.7100 Fax: 248.375.7101 plantemoran.com

Independent Auditor’s Report

To the Trust Administrator, Trust Monitor, and Trust Beneficiaries

Motors Liquidation Company GUC Trust

We have audited the accompanying statement of net assets in liquidation of Motors Liquidation Company GUC Trust as of March 31, 2012 and the related statements of changes in net assets in liquidation and cash flows for the year then ended. These financial statements are the responsibility of management of Motors Liquidation Company GUC Trust. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of Motors Liquidation Company GUC Trust as of March 31, 2012 and the changes in its net assets in liquidation and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

May 15, 2012

Motors Liquidation Company GUC Trust

STATEMENT OF NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

March 31, 2012

(Dollars in thousands)

ASSETS
Cash and Cash Equivalents	$38,396
Investments in Marketable Securities	86,571
Holdings of New GM Securities	1,530,262
Other Assets & Deposits	2,662

TOTAL ASSETS	1,657,891

LIABILITIES
Accounts Payable & Other Liabilities	26,276
Liquidating Distributions Payable	31,720
Deferred Tax Liability	108,583
Avoidance Action Trust Funding Obligation	13,715
Reserves for Residual Wind Down Claims	32,247
Reserves for Expected Costs of Liquidation	76,111

TOTAL LIABILITIES	288,652

NET ASSETS IN LIQUIDATION	$1,369,239

See Accompanying Notes to Financial Statements

Motors Liquidation Company GUC Trust

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

(Dollars in thousands)

Year ended March 31, 2012
Net Assets in Liquidation, beginning of year	$—

Changes in net assets in liquidation:
Transfer of interest in securities due from Motors Liquidation Company	9,900,699
Adjustment of reserves for Expected Costs of Liquidation	(52,993)
Incurrence of funding obligation to Avoidance Action Trust	(13,715)
Liquidating distributions of securities	(7,883,466)
Net change in fair value of holdings of New GM Securities	(472,801)
Interest income	98
Income tax provision	(108,583)

Net change in net assets in liquidation	1,369,239

Net Assets in Liquidation, end of year	$1,369,239

See Accompanying Notes to Financial Statements

Motors Liquidation Company GUC Trust

STATEMENT OF CASH FLOWS (LIQUIDATION BASIS)

(Dollars in thousands)

Year ended March 31, 2012
Cash flows from (used in) operating activities
Cash receipts from interest	$98
Cash paid for professional fees, governance costs and other adminstrative costs	(22,945)

Net cash flows from operating activities	(22,847)
Cash flows from (used in) investing activities
Cash used to purchase investments	(340,828)
Cash from maturities of investments and sales of investments	265,725

Net cash flows from investing activities	(75,103)
Cash flows from (used in) financing activities
Cash transfer from Motors Liquidation Company to fund Expected Costs of Liquidation	62,306
Cash transfer from Motors Liquidation Company to fund Residual Wind-Down Claims	33,807
Cash from sale of securities for Avoidance Action Trust	13,715
Cash from sale of securities to fund Expected Costs of Liquidation	26,518

Net cash flows from financing activities	136,346

Net increase in cash and cash equivalents	38,396

Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$38,396

The GUC Trust has not presented a reconciliation from net income to cash flow from operations. As an entity in liquidation, the GUC Trust does not have continuing operations that result in the measurement of net income as that term is used by generally accepted accounting principles to measure results of operations.

See Accompanying Notes to Financial Statements

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

1.	Purpose of Trust

Purpose of Trust

The Motors Liquidation Company GUC Trust (“GUC Trust”) is a successor to Motors Liquidation Company (formerly known as General Motors Corp.) (“MLC”) within the meaning of Section 1145 of the United States Bankruptcy Code (“Bankruptcy Code”). The GUC Trust holds, administers and directs the distribution of certain assets pursuant to the terms and conditions of the Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”), dated as of March 30, 2011 and as amended from time to time, and pursuant to the Second Amended Joint Chapter 11 Plan (the “Plan”), dated March 18, 2011, of MLC and its debtor affiliates (collectively, along with MLC, the “Debtors”), for the benefit of holders of allowed general unsecured claims against the Debtors (“Allowed General Unsecured Claims”).

The GUC Trust was formed on March 30, 2011, as a statutory trust under the Delaware Statutory Trust Act, for the purposes of implementing the Plan and distributing the GUC Trust’s distributable assets. The Plan generally provides for the distribution of certain shares of common stock (“New GM Common Stock”) of the new General Motors Company (“New GM”) and certain warrants for the purchase of shares of such stock (the “New GM Warrants”, and together with the “New GM Common Stock”, the “New GM Securities”) to holders of Allowed General Unsecured Claims pro rata by the amount of such claims. In addition, the Plan provides that each holder of an Allowed General Unsecured Claim will obtain, in the form of GUC Trust Units (as defined below), a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims (as defined below) or liquidation for the payment of the expenses of the GUC Trust) and cash, if any, remaining at the dissolution of the GUC Trust.

The GUC Trust is administered by Wilmington Trust Company, solely in its capacity as the trust administrator and trustee (the “GUC Trust Administrator”). Among other rights and duties, subject to the terms, conditions and limitations set forth in the GUC Trust Agreement, the GUC Trust Administrator has the power and authority to hold, manage, sell, invest and distribute the assets comprising the GUC Trust corpus, consult with and retain professionals for the administration of the GUC Trust, prosecute and resolve objections to Disputed General Unsecured Claims, take all necessary actions to administer the wind-down of the affairs of the Debtors upon their dissolution, and upon such dissolution, resolve and satisfy, to the extent allowed, the Residual Wind-Down Claims (as defined below). The activities of the GUC Trust Administrator are overseen by FTI Consulting, Inc., solely in its capacity as monitor (the “GUC Trust Monitor”).

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

2.	Plan of Liquidation

On March 31, 2011, the date the Plan became effective (the “Effective Date”), there were approximately $29,771 million in Allowed General Unsecured Claims (the “Initial Allowed General Unsecured Claims”). In addition, as of the Effective Date, there were approximately $8,154 million in disputed general unsecured claims which reflects liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims (“Disputed General Unsecured Claims”), but does not reflect potential Avoidance Action General Unsecured Claims. The total aggregate amount of general unsecured claims, both allowed and disputed, asserted against the Debtors, inclusive of the potential Avoidance Action General Unsecured Claims (as defined below), was approximately $39,425 million as of the Effective Date.

Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive a distribution of New GM Securities from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims. The GUC Trust Agreement provides the GUC Trust Administrator with the authority to file objections to such Disputed General Unsecured Claims within 180 days of the Effective Date. On September 23, 2011, the Bankruptcy Court entered an order, pursuant to Bankruptcy Rule 9006(b), extending the time by which the Debtors or the GUC Trust, as applicable, may object to Disputed General Unsecured Claims and Administrative Expenses as defined in the Plan to March 26, 2012. On March 22, 2012, the Bankruptcy Court entered an order, pursuant to Bankruptcy Rule 9006(b), further extending the time by which the GUC Trust may object to Disputed General Unsecured Claims and Administrative Expenses as defined in the Plan to September 26, 2012 (which date may be further extended by application to the Bankruptcy Court). Such claims may be prosecuted through alternative dispute resolution proceedings, including mediation and arbitration (“ADR Proceedings”), if appropriate. The GUC Trust Administrator and its professionals are currently prosecuting multiple objections to Disputed General Unsecured Claims.

To the extent that all or a portion of a Disputed General Unsecured Claim is deemed invalid – or “disallowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed is not entitled to a distribution from the GUC Trust (subject to any appeal rights of the claimant). However, to the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being deemed valid – or “allowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is allowed will be considered an Allowed General Unsecured Claim and will be entitled to a distribution from the GUC Trust as if it were an Allowed General Unsecured Claim on the Effective Date (such claims, “Resolved Disputed Claims”).

Only one Avoidance Action, captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), was commenced prior to the statutory deadline for commencing such actions. The Term Loan Avoidance Action was commenced by the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”), and seeks the return of approximately $1.5 billion that had been transferred by the Debtors (with funds advanced after the commencement of the

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

Debtors’ Chapter 11 cases by the United States Treasury and Export Development Canada (together, the “DIP Lenders”)) to a consortium of prepetition lenders pursuant to the terms of the order of the Bankruptcy Court. On December 15, 2011, in accordance with the Plan, upon the dissolution of MLC, the Term Loan Avoidance Action was transferred to the Avoidance Action Trust (as defined below). To the extent that the trustee and trust administrator of the Avoidance Action Trust (the “Avoidance Action Trust Administrator”) is successful in obtaining a judgment against the defendant(s) to the Term Loan Avoidance Action, Allowed General Unsecured Claims will arise in the amount of any transfers actually avoided (that is, disgorged) pursuant thereto (such general unsecured claims “Avoidance Action General Unsecured Claims,” and together with Resolved Disputed Claims, the “Resolved Allowed Claims”).

It is still unclear whether any amounts actually avoided pursuant to the Term Loan Avoidance Action would be for the benefit of holders of Allowed General Unsecured Claims. On June 6, 2011, the Committee commenced a separate adversary complaint seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the trust established for the action under the Plan (the “Avoidance Action Trust”), and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust with respect thereto. On December 2, 2011, the Bankruptcy Court entered an order, in favor of the Committee, denying the DIP Lenders’ motions to dismiss and for summary judgment (the “Term Loan Ownership Ruling”). On December 16, 2011, the DIP Lenders appealed the Term Loan Ownership Ruling along with related rulings and decisions of the Bankruptcy Court.

GUC Trust Distributable Assets

Pursuant to the terms of the Plan, the Bankruptcy Court authorized the distribution of 150 million shares of New GM Common Stock issued by New GM, warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM Series A Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM Series B Warrants”). In addition, the agreement governing the sale of substantially all of the assets of the Debtors and related sale documentation together provide that, in the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required to issue additional shares of New GM Common Stock for the benefit of the GUC Trust’s beneficiaries (the “Additional Shares”). The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of such sale and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued as of March 31, 2012.

Funding for GUC Trust Costs of Liquidation

The GUC Trust has and will have certain costs to liquidate the trust assets and implement the Plan. On or about the Effective Date, pursuant to the Plan, MLC contributed approximately $52.7 million to the GUC Trust to be held and maintained by the GUC Trust Administrator (as the “GUC Trust Administrative

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

Fund”) for the purpose of paying certain fees and expenses incurred by the GUC Trust (including fees of the GUC Trust Administrator and the GUC Trust Monitor and the fees and expenses for professionals retained by the GUC Trust) (“Wind-Down Costs”). Cash or investments from the GUC Trust Administrative Fund, if any, which remain at the winding up and conclusion of the GUC Trust must be returned to the DIP Lenders. The GUC Trust Agreement provides that if the GUC Trust Administrator determines that the GUC Trust Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to set-aside, or “reserve”, New GM Securities from distribution for this purpose. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Wind-Down Costs, in most cases, with the required approval of the Bankruptcy Court. New GM Securities that are reserved and/or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units, and the cash proceeds of any such sale will be classified as “Other GUC Trust Administrative Cash” under the GUC Trust Agreement. Separate from this process of reserving, or setting aside, New GM Securities to satisfy projected costs and expenses of the GUC Trust, as a matter of financial reporting, the GUC Trust records a reserve in its Statement of Net Assets (the source of funding of which is not addressed thereon) for all liquidation expenses which are estimable and probable. As a result, there is not a direct relationship between the amount of such Reserve reflected in the Statement of Net Assets and the value of any New GM Securities that are set aside for current or projected costs. As described in Note 3, adjustments to the Reserve for Expected Costs of Liquidation as reported in the Statement of Net Assets are recorded only when the incurrence of additional costs is both estimable and probable.

In addition, in accordance with Section 2.3(e)(i) of the GUC Trust Agreement, the GUC Trust requested the sale of 87,182 shares of New GM Common Stock and 79,256 warrants of each series of New GM Warrants by MLC in order to provide additional funds for the payment of a portion of expenses related to certain regulatory reporting requirements and other actions provided for by the GUC Trust Agreement (“Reporting Costs”), including (i) those directly or indirectly relating to reports to be filed by the GUC Trust with the Securities and Exchange Commission (the “SEC”) or otherwise pursuant to applicable rules, regulations and interpretations of the SEC, (ii) the application to the Internal Revenue Service for a private letter ruling regarding the tax treatment of the GUC Trust and the holders of Allowed General Unsecured Claims in respect to the distribution of New GM Securities, and (iii) the ownership dispute with respect to the Term Loan Avoidance Action. The sale, which occurred May 27, 2011, resulted in cash proceeds of approximately $5.7 million, which constituted Other GUC Trust Administrative Cash under the GUC Trust Agreement. These funds were previously maintained at MLC, but upon MLC’s dissolution on December 15, 2011, such funds were transferred to the GUC Trust and the Avoidance Action Trust. If the GUC Trust Administrator determines that the Other GUC Trust Administrative Cash is not sufficient to satisfy the current or projected Reporting Costs of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities to satisfy such costs. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Reporting Costs, with the approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units. Cash or permissible investments constituting Other GUC Trust Administrative Cash, including cash held to fund Reporting Costs, if any, which remain at the termination of the GUC Trust will be distributed to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

During the quarter ended December 31, 2011, the GUC Trust Administrator reviewed the incurred, estimated and expected costs related to the budgets for Wind-Down Costs and Reporting Costs, and determined that the GUC Trust Administrative Fund and the Other GUC Trust Administrative Cash were not sufficient to cover the expected Wind-Down Costs and Reporting Costs. During the quarter ended December 31, 2011, as a result of the review of incurred, estimated and expected costs, the GUC Trust increased the GUC Trust’s Reserves for Expected Costs of Liquidation by $32.4 million for additional Wind-Down Costs and $4.8 million for additional Reporting Costs.

During the quarter ended March 31, 2012, the GUC Trust determined it is now probable that the GUC Trust will be subject to certain enhanced SEC reporting obligations and, accordingly, has increased the GUC Trust’s Reserves for Expected Costs of Liquidation by $10.1 million for additional Reporting Costs.

On January 20, 2012, the GUC Trust Administrator filed a motion with the Bankruptcy Court seeking, in part, authority to (i) liquidate New GM Securities in an amount sufficient to generate approximately $26.5 million to fund estimated and projected GUC Trust fees, costs and expenses for 2011 and 2012 and (ii) liquidate approximately $13.7 million of New GM Securities and transfer the resulting proceeds to the Avoidance Action Trust to fund projected costs, fees and expenses of the Avoidance Action Trust. The motion was granted on March 8, 2012 pursuant to an order of the Bankruptcy Court (the “Sale Order”), and the associated New GM Securities were liquidated between March 12, 2012 and March 20, 2012. The GUC Trust received approximately $26.5 million of proceeds from the liquidation of New GM Securities (which amount comprises part of the GUC Trust’s present Other GUC Trust Administrative Cash) and an additional approximately $13.7 million of proceeds from the liquidation of New GM Securities to fund projected costs of the Avoidance Action Trust. To the extent that any of the Other GUC Trust Administrative Cash is not ultimately required and is held by the GUC Trust at the time of its dissolution, such remaining Other GUC Trust Administrative Cash will be distributed by the GUC Trust to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be. As of March 31, 2012, New GM Securities aggregating $28.4 million have been reserved for projected GUC Trust fees, costs and expenses to be incurred beyond 2012. Accordingly, such New GM Securities are not available for distribution to the beneficiaries of the GUC Trust Units.

The approximately $13.7 million of sale proceeds generated by the GUC Trust to fund the Avoidance Action Trust were being held by the GUC Trust at March 31, 2012 pending receipt of written confirmation from the Internal Revenue Service that the transfer of such sale proceeds would not affect its prior rulings regarding the tax characterization of (i) the 2009 section 363 sale by MLC and MLC’s subsequent liquidation and (ii) the GUC Trust as a “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9. Such written confirmation was received on April 24, 2012, and such sale proceeds were transferred to the Avoidance Action Trust on May 14, 2012. A funding obligation to the Avoidance Action Trust has been recorded in the accompanying statement of net assets in liquidation for amounts due to the Avoidance Action Trust at March 31, 2012.

Funding for Potential Tax Liabilities

As described below in Note 3, the GUC Trust is subject to U.S. federal income tax on realized gains from the disposition of shares of New GM Common Stock and New GM Warrants that were transferred by MLC to the GUC Trust on December 15, 2011 (such taxes, “Taxes on Distribution”). Pursuant to Section 12.1 of the Plan, Law Debenture Trust Company of New York, in its capacity as holder of an Allowed General Unsecured Claim and as chair of the Committee, had requested a private letter ruling from the

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

Internal Revenue Service which, if granted, would have eliminated the potential Taxes on Distribution arising from distributions to holders of Allowed General Unsecured Claims (the “Favorable Private Letter Ruling”). On May 7, 2012, the Internal Revenue Service informed representatives of the Committee that it had made a final adverse determination with respect to the issuance of the Favorable Private Letter Ruling, and that such Favorable Private Letter Ruling would not be forthcoming.

The GUC Trust Agreement provides that the GUC Trust Administrative Fund may not be utilized to satisfy any Taxes on Distribution. As such, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor, to ‘reserve’, or set aside, from distribution an amount of New GM Securities, the liquidated proceeds of which would be sufficient to satisfy any current or projected Taxes on Distribution. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Taxes on Distribution, with the approval of the GUC Trust Monitor, but without the necessity of obtaining approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units, and the cash proceeds of any such sale will be classified as “Other GUC Trust Administrative Cash” under the GUC Trust Agreement.

During the quarter ended March 31, 2012, the GUC Trust Administrator reviewed the current and projected Taxes on Distribution. As a result of such review, the GUC Trust Administrator determined that it was necessary to reserve New GM Securities aggregating $108.6 million for projected Taxes on Distribution (based on the fair value in excess of tax basis of New GM Securities at March 31, 2012 reduced by deferred tax assets for the current year net operating loss and future deductible expenses at March 31, 2012). Accordingly, such New GM Securities are not currently available for distribution to the beneficiaries of GUC Trust Units. The GUC Trust Administrator intends to reevaluate the reserve, or set aside, of New GM Securities on a quarterly basis.

The New GM Securities transferred from MLC to the GUC Trust still held at March 31, 2012 have a tax basis of approximately $1,123 million as of March 31, 2012. Such tax basis will be used to determine the taxable gain or loss on the disposition of New GM Securities since their transfer. For financial reporting purposes, the GUC Trust recorded a net deferred tax liability of $108.6 million representing the fair value of New GM Securities in excess of their tax basis at March 31, 2012 reduced by deferred tax assets for the current year net operating loss and future deductible expenses at March 31, 2012.

MLC Wind-Down

Upon the dissolution of the Debtors, which occurred on December 15, 2011, the GUC Trust became responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims (the “Residual Wind-Down Claims”). Under the Plan, the Debtors were directed to transfer to the GUC Trust an amount of cash necessary (the “Residual Wind-Down Assets”) to satisfy the ultimate allowed amount of such Residual Wind-Down Claims, as estimated by the Debtors, and the costs, fees and expenses relating to satisfying and resolving the Residual Wind-Down Claims (the “Residual Wind-Down Expenses”). On December 15, 2011, MLC transferred $43,378,628 to the GUC Trust, comprising: (i) $ 38,606,915 of Residual Wind-Down Assets, (ii) $1,357,596 in respect of the Avoidance Action Defense Costs (as defined below), (iii) $1,364,509 for the establishment of the Indenture Trustee Cash Reserve (as defined below) and (iv) $2,049,608 for Reporting Costs. In addition, the GUC Trust also received the benefit of certain prepaid expenses of $2,755,529 which also comprise part of the Residual Wind-Down Assets (thus totaling $41,362,444). This is discussed further below. The GUC Trust established a reserve for Residual Wind-Down Claims of approximately $33,807,000 and increased its Reserve for Expected Costs of Liquidation by approximately $7,555,000 for Residual Wind-Down Expenses for these obligations transferred from MLC.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

Should the Residual Wind-Down Expenses and the Residual Wind-Down Claims be less than the Residual Wind-Down Assets, any excess funds will be returned to the DIP Lenders. If at any time the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Claims and Residual Wind-Down Expenses, such costs will be satisfied by Other GUC Trust Administrative Cash. If there is no remaining Other GUC Trust Administrative Cash, the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors, such securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from the New GM Securities sold to fund the wind-down process or the resolution and satisfaction of the Residual Wind-Down Claims will be distributed to the holders of the GUC Trust Units.

In addition to the $41,362,444 in Residual Wind-Down Assets, upon its dissolution MLC transferred cash of $1,364,509 for the payment of expenses to the Indenture Trustees and the Fiscal and Paying Agents (each as defined in the Plan) for administering distributions to holders of certain Note Claims (as defined in the Plan) (the “Indenture Trustee Cash Reserve”), and cash of $1,357,596 for the payment of certain defense costs related to the Term Loan Avoidance Action (the “Avoidance Action Defense Costs”) for a total of $44,084,549 in assets transferred to the GUC Trust. The GUC Trust also increased its reserve for liquidation costs by $2,722,105 for these obligations transferred from MLC. MLC also transferred $2,049,608 and, in accordance with Section 2.3 of the GUC Trust Agreement, $500,000, respectively, to the GUC Trust and the Avoidance Action Trust that was previously reported as Cash Due From Motors Liquidation Company and is now included in Cash and Cash Equivalents. The $500,000 which was transferred to the Avoidance Action Trust was reflected as a reduction to the reserve for expected costs of liquidation.

In addition, MLC transferred the remaining New GM Securities that were previously reported as Securities Due From Motors Liquidation Company to the GUC Trust and are now reported as Holdings of New GM Securities.

3.	Basis of Presentation and Significant Accounting Policies

Liquidation Basis of Accounting

The GUC Trust was created for the purposes described above in Note 1 and has a finite life. As a result, the GUC Trust has prepared the accompanying financial statements on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States. Under the liquidation basis of accounting, assets are stated at their estimated net realizable value, which is the non-discounted amount of cash or its equivalent, into which an asset is expected to be converted in the due course of business less direct costs, while liabilities are reported at their estimated settlement amount, which is the non-discounted amount of cash, or its equivalent, expected to be paid to liquidate an obligation in the due

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

course of business, including direct costs. Additionally, under the liquidation basis of accounting, a reserve has been established for estimated costs expected to be incurred during the liquidation (exclusive of interest expense). Such costs are accrued when they are both estimable and probable. These estimates are periodically reviewed and adjusted as appropriate.

The valuation of assets at net realizable value and liabilities at anticipated settlement amount represent estimates, based on present facts and circumstances known to the GUC Trust Administrator, and are subject to change.

Fiscal Year

The GUC Trust’s fiscal year begins on April 1 and ends on the following March 31. As the GUC Trust was created on March 30, 2011 and the Effective Date of the Plan was March 31, 2011, for financial reporting purposes, the GUC Trust is assumed to have been established as of April 1, 2011 and received its initial funding on or about April 1, 2011, which is the beginning of the year ended March 31, 2012 presented in the accompanying financial statements.

Cash and Cash Equivalents

Cash and cash equivalents at March 31, 2012 consist of amounts held in bank accounts or money market funds.

Holdings of New GM Securities

Holdings of New GM Securities represent the GUC Trust’s interest in New GM Securities held for future distribution in respect of Allowed General Unsecured Claims and the GUC Trust Units. The securities held consist of shares of New GM Common Stock and New GM Warrants as further described in Note 1 and Note 6. The GUC Trust has valued its interest in the securities at their fair value based on quoted market prices as of the last trading day of the fiscal year.

Prior to December 15, 2011, MLC held the New GM Securities for the benefit of the GUC Trust and the GUC Trust reported its interest in these securities as Securities due from MLC in its previous financial statements. Quoted market prices for New GM Warrants held by MLC for the benefit of the GUC Trust were not available until on or about April 20, 2011. Accordingly, the fair value of New GM Warrants held by MLC for the benefit of the GUC Trust on April 1, 2011 was estimated using a Black-Scholes pricing model. Quoted market prices for New GM Common Stock held by MLC for the benefit of the GUC Trust were available as of April 1, 2011 and, accordingly were used in valuing such Common Stock.

Investments in Marketable Securities

Investments in marketable securities consist of investments in corporate and municipal government commercial paper and demand notes and U.S. government agency bonds. The GUC Trust has valued these securities at fair value based on quoted market prices or quoted prices for similar securities in active markets.

Other Assets

Other assets consist principally of prepaid insurance, prepaid expenses and retainers for professionals.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

Reserves for Residual Wind-Down Claims and Residual Wind-Down Expenses

Upon the dissolution of the Debtors, which occurred on December 15, 2011, the GUC Trust became responsible for resolving and satisfying (to the extent allowed) all remaining Residual Wind-Down Claims. On the date of dissolution of the Debtors, the Debtors transferred to the GUC Trust cash in an amount necessary to satisfy the ultimate allowed amount of such Residual Wind-Down Claims and Residual Wind-Down Expenses, as estimated by the Debtors.

Reserves for Expected Costs of Liquidation

Under the liquidation basis of accounting, the GUC Trust is required to estimate and accrue the costs associated with implementing the Plan and distributing the GUC Trust’s distributable assets. These costs, described as Wind-Down Costs and Reporting Costs in Note 2, consist principally of professional fees, costs of governance, and other administrative expenses. These amounts may vary significantly due to, among other things, the time required to complete all distributions under the Plan. The GUC Trust has recognized reserves for expected liquidation costs that represent estimated costs to be incurred over the remaining liquidation period. As the GUC Trust incurs such costs, the reserves are released to offset the costs incurred and a liability to the service provider is recognized as an accounts payable or accrued expense until paid.

Accounts Payable & Other Liabilities

Accounts payable and other liabilities represent amounts due to professionals, service providers, and vendors for services rendered or goods received through the end of the period.

Income Taxes

The GUC Trust is considered to be a Disputed Ownership Fund pursuant to Treasury Regulation Section 1.468B-9. Because all of the assets that have transferred to the GUC Trust are passive investments, the GUC Trust will be taxed as a Qualified Settlement Fund (“QSF”) pursuant to Treasury Regulation Section 1.468-9(c)(1)(ii). The QSF tax status of the GUC Trust has been approved by the Internal Revenue Service in a private letter ruling issued on March 2, 2011.

In general, a QSF pays Federal income tax using the C corporation income tax rates on its modified gross income. Modified gross income includes gross income pursuant to Internal Revenue Code Section 61 less administrative expenses, certain losses from the sale, exchange or worthlessness of property, and net operating losses. In general, a Disputed Ownership Fund taxed as a QSF does not recognize gross income on assets transferred to it; therefore, the GUC Trust has not recognized gross income on the transfer of assets from Motors Liquidation Company.

The GUC Trust is currently expected to generate gross income in the form of interest income and recognize gains and/or losses upon its disposition of shares of New GM Common Stock and New GM Warrants which it now holds, which will be reduced by administrative expenses and any accumulated net operating losses, to compute modified gross income. Pursuant to Section 12.1 of the Plan, Law Debenture Trust Company of New York, in its capacity as holder of an Allowed General Unsecured Claim and as chair of the Committee requested the Favorable Private Letter Ruling from the Internal Revenue Service which, if granted, would have eliminated the potential tax liability associated with realized gains in the disposition of New GM Securities to the extent arising from the distribution of New

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

GM Securities. However, on May 7, 2012 the Internal Revenue Service informed representatives of the Committee that it had made a final adverse determination with respect to the issuance of the Favorable Private Letter Ruling, and that such Favorable Private Letter Ruling would not be forthcoming.

The tax basis of New GM Securities held at March 31, 2012 used to calculate gain or loss on the disposition of the New GM Common Stock and New GM Warrants is approximately $1,123 million. As the GUC Trust is taxable for Federal income tax purposes, a current income tax liability, if any, is recognized for estimated taxes payable or refundable for the year. Deferred tax liabilities are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. Deferred tax assets are periodically reviewed for recoverability and valuation allowances are provided as necessary.

The GUC Trust is not subject to state income taxes under current law. Accordingly, no current or deferred state income tax liabilities and assets are recorded.

The GUC Trust recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position. The GUC Trust’s Federal income tax return for the year ended March 31, 2012 will be subject to examination. As of March 31, 2012, there are no known items which would result in a significant accrual for uncertain tax positions.

Funding Obligation to the Avoidance Action Trust

Based on an analysis of the Avoidance Action Trust and its potential funding sources, the GUC Trust Administrator, in conjunction with the Avoidance Action Trust Administrator, determined that it would be in the best interest of the holders of Allowed General Unsecured Claims to fund certain fees, costs and expenses of the Avoidance Action Trust, subject to approval of the Bankruptcy Court. As described in Note 2, in March 2012, the Bankruptcy Court approved the sale of New GM Securities aggregating approximately $13.7 million and the transfer of the sales proceeds to the Avoidance Action Trust for such funding. Accordingly, a funding obligation to the Avoidance Action Trust has been established in the accompanying Statement of Net Assets at March 31, 2012 for the amount that was expected to be and was transferred from the GUC Trust to the Avoidance Action Trust on May 14, 2012.

Use of Estimates

The preparation of financial statements on a liquidation basis in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect reported amounts of assets and liabilities. These estimates are subject to known and unknown risks, uncertainties and other factors that could materially impact the amounts reported and disclosed in the financial statements and related footnotes. Significant estimates include the anticipated amounts and timing of future cash flows for expected liquidation costs, Residual Wind-Down Claims, fair value of investment securities, allowed amounts of general unsecured claims and the fair value of New GM Warrants held by MLC for the benefit of the GUC Trust on April 1, 2011. Actual results could differ from those estimates.

Subsequent Events

The accompanying financial statements and related disclosures include evaluation of events up through and including May 15, 2012, which is the date the financial statements were available to be issued.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

4.	Net Assets in Liquidation

Description

Under the GUC Trust Agreement and the Plan, as described more fully in Note 1, the beneficiaries of the GUC Trust are current and future holders of Allowed General Unsecured Claims and GUC Trust Units (“Trust Beneficiaries”). Certain assets of the GUC Trust are reserved for funding the expected costs of liquidation and potential tax liabilities and are not available to the Trust Beneficiaries. Other assets of the GUC Trust, primarily Holdings of New GM Securities, as described in Notes 1 and 6, are available to be distributed to the Trust Beneficiaries (“GUC Trust Distributable Assets”) in accordance with the Plan. The net assets available in liquidation, presented in the accompanying financial statements, correspond to the amount of GUC Trust Distributable Assets as of March 31, 2012.

Trust Units

As described in Note 1, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such shares of New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims or liquidation for the payment of the expenses or tax liabilities of the GUC Trust) and cash, if any, remaining at the dissolution of the GUC Trust. The GUC Trust issues units representing such contingent rights (“GUC Trust Units”) at the rate of one GUC Trust Unit per $1,000 of Allowed General Unsecured Claims to each holder of an Allowed General Unsecured Claim, subject to rounding pursuant to the GUC Trust Agreement, in connection with the initial recognition of each Allowed General Unsecured Claim.

The GUC Trust makes quarterly distributions in respect of the GUC Trust Units to the extent that certain previously Disputed General Unsecured Claims asserted against the Debtors’ estates are either disallowed or are otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such asserted claims) and the amount of Excess GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) as of the end of the relevant quarter exceeds thresholds set forth in the GUC Trust Agreement.

On or about July 8, 2011, the GUC Trust issued 29,770,826 GUC Trust Units to holders of Allowed General Unsecured Claims as of the Effective Date. In addition, on or about July 28, 2011, in connection with the second quarter distribution, the GUC Trust issued a further 64,393 GUC Trust Units to new holders of Allowed General Unsecured Claims which had been allowed after the Effective Date and on or before the record date for the second quarter distribution. Further, on or about October 28, 2011, in connection with the third quarter distribution, the GUC Trust issued a further 41,349 GUC Trust Units to new holders of Allowed General Unsecured Claims which had been allowed after the record date for the second quarter distribution and on or before the record date for the third quarter distribution. On or about January 13, 2012, in connection with the Section 2.3(a) Distribution (as defined in Note 5), the GUC Trust issued 47,263 GUC Trust Units in respect of the Allowed General Unsecured Claims which had been allowed during the period ended December 15, 2011. Finally, on or about April 27, 2012, in connection with the fifth quarter distribution, the GUC Trust issued 113,114 GUC Trust Units in respect of the Allowed General Unsecured Claims which had been allowed during the quarter ended March 31, 2012.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

The following presents the total GUC Trust Units which the GUC Trust issued or was obligated to issue as of March 31, 2012:

Trust Units
Units outstanding as of April 1, 2011	—
Units issued on July 8, 2011 for the initial distribution	29,770,826
Units issued on July 28, 2011 for the second quarterly distribution	64,393
Units issued on October 28, 2011 for the third quarterly distribution	41,349
Units issued on January 13, 2012 for the Section 2.3(a) distribution	47,263
Units issuable on April 27, 2012 for the fifth quarter distribution	113,114

Total units outstanding or issuable at March 31, 2012	30,036,945

Allowed and Disputed Claims

The total cumulative pro rata liquidating distributions ultimately received by Trust Beneficiaries is dependent upon the current amount of Allowed General Unsecured Claims and final resolution of outstanding Disputed General Unsecured Claims and the Avoidance Action General Unsecured Claims. Disputed General Unsecured Claims at March 31, 2012 reflect claim amounts at their originally filed amounts and a court ordered claims reserve for certain claims filed without a claim amount. The Disputed General Unsecured Claims may settle at amounts that differ significantly from these amounts and at amounts that differ significantly from the historical pattern at which claims have been settled and allowed in proportion to claims resolved and disallowed. Due to the nature of the claims resolution process and estimates involved, it is at least reasonably possible that these estimates could change in the near term.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Avoidance Action General Unsecured Claims for the year ended March 31, 2012:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Avoidance Action General Unsecured Claims	Maximum Amount of Unresolved Claims	Total Claim Amount (1)
Total, April 1, 2011	$29,770,812	$8,153,860	$1,500,000	$9,653,860	$39,424,672

New Allowed General Unsecured
Claims	266,070	—	—	—	266,070
Disputed General Unsecured
Claims resolved or disallowed	—	(2,948,593)	—	(2,948,593)	(2,948,593)

Total, March 31, 2012	$30,036,882	$5,205,266	$1,500,000	$6,705,266	$36,742,149

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

5.	Liquidating Distributions

On or about April 21, 2011 and supplemented by a secondary distribution on May 26, 2011, the GUC Trust made its initial distribution to holders of Allowed General Unsecured Claims as of March 31, 2011, distributing an aggregate of 113,194,172 shares of New GM Common Stock and 205,807,642 New GM Warrants (102,903,821 of each of the New GM Series A and New GM Series B Warrants).

On or about July 28, 2011, the GUC Trust made its second distribution. The second quarter distribution comprised (i) a distribution of New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims which had been allowed after the record date for the quarter distribution and on or before June 30, 2011, the record date for such second distribution, and (ii) a distribution in respect of all outstanding GUC Trust Units. In the second quarter distribution, the GUC Trust distributed an aggregate of 3,342,580 shares of New GM Common Stock and 6,077,344 New GM Warrants (3,038,672 of each of the New GM Series A and New GM Series B Warrants).

On or about October 28, 2011, the GUC Trust made its third distribution. The third quarter distribution comprised (i) a distribution of New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims which had been allowed after the record date for the second quarter distribution and on or before September 30, 2011, the record date for such third distribution, and (ii) a distribution in respect of all outstanding GUC Trust Units. In the third quarter distribution, the GUC Trust distributed an aggregate of 2,467,531 shares of New GM Common Stock and 4,486,380 New GM Warrants (2,243,190 of each of the New GM Series A and New GM Series B Warrants).

Pursuant to section 5.6 (b) of the Plan, which prohibits the receipt of fractional New GM Securities in respect of Trust Beneficiaries’ GUC Trust Units, on or about August 4, 2011, the GUC Trust sold 245 shares of New GM Common Stock and 518 New GM Warrants (259 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $13,068. Additionally, on or about November 17, 2011, the GUC Trust sold 687 shares of New GM Common Stock and 1,288 New GM Warrants (644 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $28,999. Additionally, on or about January 27, 2012, the GUC Trust sold 370 shares of New GM Common Stock and 736 New GM Warrants (368 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $18,532. The proceeds from these sales were for distribution to claimants for fractional shares in respect of their GUC Trust Units.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the GUC Trust’s receipt thereof, any New GM Securities that would have been distributed on the next quarter distribution date to holders of Allowed General Unsecured Claims, which claims were allowed after the record date for the third quarter distribution and before the December 15, 2011 record date for the Section 2.3(a) Distribution and holders of GUC Trust Units as of the same date, in each case pursuant to the terms of the GUC Trust Agreement (the “Section 2.3(a) Distribution”). The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of (a) these newly Allowed General Unsecured Claims and (b) other Allowed General Unsecured Claims, allowed on or before September 30, 2011 (the record date for the third GUC Trust distribution) whose holders previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such information requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

Assets in the Section 2.3(a) Distribution did not exceed the Distribution Threshold (as defined in the GUC Trust Agreement), no distribution to holders of GUC Trust Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarter distribution was scheduled to take place as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarter distribution, no distribution was required to be made to holders of Resolved Disputed Claims. In addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of GUC Trust Units was required. As such, no quarter distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

The fifth quarter distribution took place on or about April 27, 2012, and consisted solely of a distribution to holders of Resolved Disputed Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such information requirements for the fifth quarter distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of GUC Trust Units was made in connection with the fifth quarter distribution.

In aggregate for all such distributions, the GUC Trust was obligated at March 31, 2012 to distribute 622,637 shares of New GM Stock, 565,896 New GM Series A Warrants and 565,896 New GM Series B Warrants, and, except as set out below, all of these securities were distributed on or about April 27, 2012 and on or about May 4, 2012:

(a) an aggregate of 150,592 shares of New GM Common Stock, 136,853 New GM Series A Warrants and 136,853 New GM Series B Warrants which were otherwise then distributable to certain holders of Allowed General Unsecured Claims were not so distributed because such holders had not then satisfied certain informational requirements necessary to receive these securities, and

(b) an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held, and

(c) an aggregate of 66,497 shares of New GM Common Stock, 60,425 New GM Series A Warrants and 60,425 New GM Series B Warrants which were otherwise then distributable in connection with the fifth quarter distribution to holders of GUC Trust Units which were not so distributed because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold set forth in the GUC Trust Agreement.

As of March 31, 2012, the GUC Trust had accrued liquidating distributions payable of $31,719,524 in respect of the securities then distributable pending satisfaction of informational requirements, the rounding of partial shares due to DTC requirements, the shares allocated on account of Excess GUC Trust Distributable Assets that did not exceed the Distribution Threshold and the securities either distributed on or about April 27, 2012 and on or about May 4, 2012 or to be sold on or about May 18, 2012 in respect of fractional New GM Securities as described above.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

6.	Holdings of New GM Securities

On December 15, 2011, all remaining undistributed New GM Securities held at MLC were transferred from MLC to the GUC Trust (the “GUC Trust Transfer Date”).

At March 31, 2012, the Holdings of New GM Securities, at fair value, consisted of the following:

	Number	Fair Value (in thousands)
New GM Common Stock	30,034,667	$770,389
New GM Series A Warrants	27,304,086	454,067
New GM Series B Warrants	27,304,086	305,806

Total		$1,530,262

As of March 31, 2012, the GUC Trust had accrued liquidating distributions payable of $31,719,524 in respect of the securities then distributable. As a result, the numbers of New GM Securities reflected above include shares for which a liquidating distribution was then pending as at March 31, 2012. See Note 5. These securities aggregate 622,637 New GM Common Stock, 565,896 Series A Warrants, and 565,896 Series B Warrants.

The number of common stock shares and warrants in the table above also includes securities that were reserved for certain items and are not available for distribution to the holders of GUC Trust Units. These securities aggregate 2,688,527 common stock shares, 2,444,116 Series A Warrants, and 2,444,116 Series B Warrants.

Set forth below are the aggregate number and fair value of all such shares and warrants which are pending distribution or are reserved and not available for distribution as at March 31, 2012:

	Number	Fair Value (in thousands)
New GM Common Stock	3,311,164	$84,931
New GM Series A Warrants	3,010,012	50,056
New GM Series B Warrants	3,010,012	33,712

Total		$168,700

Included in such New GM Securities that were pending distribution or are reserved, and thus not available for distribution to holders of GUC Trust Units as at March 31, 2012, are the following:

•

Distributions pending to certain holders of Allowed General Unsecured Claims who had not satisfied the information requirements necessary to receive such distributions. These pending distributions comprised an aggregate of 150,592 shares of New GM Common Stock valued at $3,862,684; 136,853 New GM Series A Warrants valued at $2,275,865 and 136,853 New GM Series B Warrants valued at $1,532,753 as of March 31, 2012. If any such holder of Allowed General Unsecured Claims does not provide such information by the time of the GUC Trust’s termination, the securities to which the holder would have been entitled will instead be available to the remaining holders of GUC Trust Units.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

•

Distributions pending to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held. These pending distributions comprised an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants.

•

Distributions pending to holders of GUC Trust Units with respect to the amount of Excess GUC Trust Distributable Assets which did not exceed the Distribution Threshold in connection with the fifth quarter distribution. These pending distributions comprised an aggregate of 66,497 shares of New GM Common Stock valued at $1,705,648; 60,425 New GM Series A Warrants valued at $1,004,868 and 60,425 New GM Series B Warrants valued at $676,760.

•

Distributions pending for distributions which were either distributed on or about April 27, 2012, or on or about May 4, 2012 or to be sold on or about May 18, 2012 in respect of fractional New GM Securities as described in Note 5. These pending distributions comprised 405,404 shares of New GM Common Stock, valued at $10,398,613; 368,575 New GM Series A Warrants and 368,575 New GM Series B Warrants valued at $6,129,402 and $4,128,041, respectively.

•

New GM Securities aggregating $28.4 million reserved, or set aside, for projected GUC Trust fees, costs and expenses to be incurred beyond 2012 and $108.6 million of New GM Securities have been reserved for projected Taxes on Distribution. As a result, the numbers of New GM Securities in the table above include an aggregate of 2,688,527 shares of New GM Common Stock, 2,444,116 New GM Series A Warrants and 2,444,116 New GM Series B Warrants which have been so set aside.

7.	Related Party Transactions

In addition to serving as GUC Trust Administrator, Wilmington Trust Company continues to serve as trustee pursuant to the indentures for certain series of previously outstanding debt of MLC. Wilmington Trust Company has received and will continue to receive certain customary fees in amounts consistent with Wilmington Trust Company’s standard rates for such service. The Bankruptcy Court previously approved the creation of a segregated fund for the purposes of funding such fees for Wilmington Trust Company as well as the other indenture trustees and fiscal and paying agents for previously outstanding debt of MLC. During the fiscal year ended March 31, 2012, the total amount of such fees was approximately $480,000.

In addition, Wilmington Trust Company has also entered into certain arrangements with the GUC Trust pursuant to which it or its affiliates have previously received, and may in the future receive, reasonable and customary fees and commissions for services other than services in the capacity of GUC Trust Administrator. Such arrangements include the provision of custodial, investment advisory and brokerage services to the GUC Trust. The fees and commissions charged by Wilmington Trust Company and its affiliates pursuant to these arrangements are consistent with the standard fees and commissions charged by Wilmington Trust Company to unrelated third-parties in negotiated transactions. During the fiscal year ended March 31, 2012, the total amount of such fees and commissions was approximately $192,000.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

8.	Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value and the Trust’s investments are presented as provided by this hierarchy.

The following table presents information about the GUC Trust’s assets and liabilities measured at fair value on a recurring basis at March 31, 2012, and the valuation techniques used by the GUC Trust to determine those fair values.

Level 1 – In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets and liabilities that the GUC Trust has the ability to access.

Level 2 – Fair value determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets or liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset. There were no assets or liabilities recorded that are measured with Level 3 inputs at March 31, 2012.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The GUC Trust’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The GUC Trust also holds other assets and liabilities not measured at fair value on a recurring basis, including accounts payable and other liabilities. The fair value of these liabilities is equal to the carrying amounts in the accompanying financial statements due to the short maturity of such instruments.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

The following table summarizes the fair values of those financial instruments measured at fair value at March 31, 2012:

(in thousands)	Level 1	Level 2	Level 3	Balance as of March 31, 2012
Cash equivalents:
Money market funds	$38,396	$—	$—	$38,396
Investments:
Municipal commercial paper and demand notes	—	25,253	—	25,253
Corporate commercial paper	—	59,317	—	59,317
U.S. government agency bonds	—	2,001	—	2,001
Holdings of New GM Securities
New GM Common Stock	770,389	—	—	770,389
New GM Warrants	759,873	—	—	759,873

Total	$1,568,658	$86,571	$—	$1,655,229

Liquidating distributions payable	$31,720	$—	$—	$31,720

The following are descriptions of the valuation methodologies used for assets measured at fair value:

•	Due to its short-term, liquid nature, the fair value of cash equivalents approximates its cost basis.

•	Holdings of New GM Securities are valued at closing prices reported on the active market on which the individual securities are traded.

•

Fixed income investments include municipal and corporate commercial paper and U.S. government agency bonds. Investments valued using level 1 inputs are generally valued at the bid or the average of the bid and ask price. For other fixed income investments, values are based on pricing models, quoted prices of securities with similar characteristics, or broker quotes.

The GUC Trust’s policy is to recognize transfers between levels of the fair value hierarchy as of the actual date of the event of change in circumstances that caused the transfer. During the quarter ended December 31, 2011, as a result of the dissolution of MLC, the New GM Securities, previously held by MLC, were transferred to the GUC Trust. Accordingly, these securities, which are now a direct holding of the GUC Trust, and have quoted prices in open markets, were reclassified from Level 2 to Level 1 assets.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

9.	Reserves for Expected Costs of Liquidation and Residual Wind-Down Claims

The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the year ended March 31, 2012:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Reserve for Indenture Trustee/Fiscal and Paying Agent Costs	Reserve for Avoidance Action Defense Costs	Reserve for Residual Wind Down Costs	Total Reserve for Expected Costs of Liquidation
Balance, April 1, 2011	$—	$—	$—	$—	$—	$—

Plus initial accrual of expected costs	52,734	5,657				58,391
Plus reserves received December 15, 2011 from MLC	—	—	1,365	1,358	7,555	10,278
Plus remaining reserves accrued December 31, 2011	32,432	4,781	—	—	—	37,213
Plus additional reserves accrued March 31, 2012	2	10,122				10,124

Less liquidation costs incurred during the year ended March 31, 2012:
Trust Professionals	(25,320)	(6,975)	—	(78)	(1,649)	(34,021)
Trust Governance	(2,866)	—	(718)	—	—	(3,585)
Other Administrative Expenses	(166)	(265)	—	—	(1,857)	(2,289)

Balance March 31, 2012	$56,816	$13,320	$647	$1,280	$4,049	$76,111

The following is a reconciliation of the reserves for Residual Wind-Down Claims for the year ended March 31, 2012:

(in thousands)	Total Reserve for Residual Wind Down Claims
Balance, April 1, 2011	$—

Plus reserves received December 15, 2011 from MLC	33,807
Less payment of claims during the year ended March 31, 2012	(1,560)
Reduction in reserve	—

Balance March 31, 2012	$32,247

10.	Income Taxes

Income taxes are provided for the tax effects of transactions reported in the liquidation basis financial statements and consist of taxes currently due, if any, plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial reporting purposes and tax reporting.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

March 31, 2012

The components of the income tax provision in the statement of changes in net assets in liquidation for the year ended March 31, 2012 are as follows:

in thousands
Current	$—
Deferred	108,583

Total	$108,583

There was no current income tax expense or benefit for the year ended March 31, 2012 due to current year net operating losses. Such net operating loss expires in March 2032.

The following summarizes the sources and expected tax consequences of future taxable deductions and income, which comprise the net deferred tax liability at March 31, 2012:

in thousands
Deferred income tax assets:
Reserves for expected costs of liquidation	$24,539
Net operating losses	9,537

Gross deferred income tax assets	34,076

Deferred income tax liabilities:
Fair value in excess of tax basis of holdings of New GM Securities	142,659

Gross deferred income tax liabilites	142,659

Net deferred tax liability	$108,583

EXHIBIT B

Restatements of Financial Statements

Of Section 6.2(b) Financial Reports

For Prior Fiscal Quarters

Revision of Quarterly Statements of Changes in Net Assets in Liquidation

During the close of the fourth quarter of the fiscal year ended March 31, 2012, inaccuracies in certain line items in the GUC Trust’s Statement of Changes in Net Assets in Liquidation for the three months ended June 30, 2011, the three and six months ended September 30, 2011 and the three and nine months ended December 31, 2011 were discovered. The inaccuracies had no effect on the net change in net assets in liquidation in any of the periods or on the balance of net assets in liquidation at June 30, 2011, September 30, 2011 and December 31, 2011. In addition, there was no effect on the number of New GM Securities transferred to and distributed by the GUC Trust in any of the quarterly periods, or on the number of New GM Securities held as of the end of each quarter.

Those inaccuracies are summarized below:

•

For the first quarter ended June 30, 2011, the transfer of interest in securities due from Motors Liquidation Company included amounts in respect of New GM Warrants which were not, at such time, trading in the secondary market. The New GM Warrants were initially valued for this purpose based on the quoted market price for New GM Common Stock less the exercise price for each class of New GM Warrants. In preparing the financial statements for the year ended March 31, 2012, the GUC Trust determined that the transfer of interest in such New GM Warrants should, instead, be determined using a Black Scholes pricing model, and such valuation method has been applied in arriving at the adjusted statement for the first quarter set out below, as well as for the audited statement of changes in net assets in liquidation for the year ended March 31, 2012. Valuations of New GM Warrants at the end of each period were and remain calculated using quoted market prices for such New GM Warrants. In addition, the dates of certain distributions required correction, which resulted in a change in the amount of such distributions based on the fair value of the New GM Securities on such dates.

•

For each of the second and third quarters ended September 30, 2011 and December 31, 2011, offsetting miscalculations were made in the amounts reported for liquidating distributions of securities and net change in fair value of securities due from Motors Liquidation Company/Holdings of New GM Securities.

Restatements of Financial Statements

Of Section 6.2(b) Financial Reports

For Prior Fiscal Quarters

The following table sets forth the Statements of Changes in Net Assets in Liquidation for the three months ended June 30, 2011, the three and six months ended September 30, 2011 and the three and nine months ended December 31, 2011, as previously reported and as adjusted (in thousands):

	Three months ended June 30, 2011		Three months ended Sept. 30, 2011		Six months ended Sept. 30, 2011		Three months ended Dec. 31, 2011		Nine months ended Dec. 31, 2011
	As reported	As adjusted	As reported	As adjusted	As reported	As adjusted	As reported	As adjusted	As reported	As adjusted
Net Assets in Liquidation, beginning of period	$—	$—	$2,145,973	$2,145,973	$—	$—	$1,173,638	$1,173,638	$—	$—

Transfer of interest in securities due from Motors Liquidation Company	9,254,045	9,900,699	—	—	9,254,045	9,900,699	—	—	9,254,045	9,900,699

Adjustment of reserves for costs of liquidation	(5,657)	(5,657)	—	—	(5,657)	(5,657)	(37,212)	(37,212)	(42,870)	(42,869)

Liquidating distributions of securities	(7,971,136)	(7,736,781)	(96,372)	(72,589)	(8,067,508)	(7,809,370)	(40,047)	(75,433)	(8,107,555)	(7,884,803)

Net change in fair value of securities due from Motors Liquidation Company/Holdings of New GM Securities	868,692	(12,317)	(875,982)	(899,766)	(7,290)	(912,083)	4,498	39,884	(2,792)	(872,199)

Interest income	29	29	20	20	49	49	22	22	71	71

Net Assets in Liquidation, end of period	$2,145,973	$2,145,973	$1,173,638	$1,173,638	$1,173,638	$1,173,638	$1,100,899	$1,100,899	$1,100,899	$1,100,899

The Statement of Changes in Net Assets in Liquidation presented in the GUC Trust’s quarterly financial statements for the first three respective quarters of the fiscal year ending March 31, 2013 will include on a comparative basis the adjusted Statements of Changes in Net Assets in Liquidation for the first three quarters of fiscal year 2012.

EXHIBIT C

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)					Supplemental Information
		As of Effective Date	As of June, 30, 2011	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012 (1)	In respect of April 2012 Distribution	Cumulative total including amounts in respect of April 2012 Distribution	Notes
A.	Number of Units Outstanding	0	29,770,826	29,835,219	29,876,568	29,923,831	113,114	30,036,945	(2)

B.	GUC Trust Distributable Assets								(3)
	GUC Trust Common Stock Assets	150,000,000	36,718,646	33,375,815	30,907,597	29,514,625	(450,555)	26,790,000
	GUC Trust Warrant Assets “A”	136,363,635	33,380,558	30,341,622	28,097,788	26,831,449	(409,612)	24,354,500
	GUC Trust Warrant Assets “B”	136,363,635	33,380,558	30,341,622	28,097,788	26,831,449	(409,612)	24,354,500
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0	$0

C.	Claims Summary								(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$29,835,202,557	$29,876,527,365	$29,923,768,460	$30,036,882,240
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$7,044,695,099	$6,259,408,672	$5,659,379,378	$5,205,266,370
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan	$9,653,859,851	$8,544,695,099	$7,759,408,672	$7,159,379,378	$6,705,266,370
	Avoidance Action Claims and Unresolved Other Avoidance Action Claims)
	Current Total Amount	$39,424,671,983	$38,379,897,655	$37,635,936,037	$37,083,147,838	$36,742,148,610

D.	Holdback								(5)
	Protective Holdback - GUC Common Stock Assets	0	0	0	79,572	0
	Additional Holdback - GUC Common Stock Assets	0	0	0	782,141	422,363
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	0	0	343,079	135,005
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	0	0	0	2,131,159
	Avoidance Action Trust Holdback - GUC Common Stock Assets	0	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	0	72,339	0
	Additional Holdback - GUC Trust Warrant Assets “A”	0	0	0	711,036	383,966
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	0	0	311,890	122,732
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	1,937,418
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	0	72,339	0
	Additional Holdback - GUC Trust Warrant Assets “B”	0	0	0	711,036	383,966
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	0	0	311,890	122,732
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	1,937,418
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	0

E.	Claim Disposition								(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$64,390,424	$41,324,809	$47,241,095	$113,113,780
	Disputed General Unsecured Claims disallowed	Not applicable	$1,044,774,328	$743,961,619	$552,788,199	$340,999,227
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets	0	113,194,172	244,827	161,403	188,180	450,555	114,239,137	(6)
	GUC Trust Warrant Assets “A”	0	102,903,821	222,572	146,729	171,074	409,612	103,853,808
	GUC Trust Warrant Assets “B”	0	102,903,821	222,572	146,729	171,074	409,612	103,853,808
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0

G.	Distributions in respect of Units of -
	GUC Common Stock Assets	0	0	3,098,004	2,306,815	0	0	5,404,819	(7)
	GUC Trust Warrant Assets “A”	0	0	2,816,364	2,097,105	0	0	4,913,469
	GUC Trust Warrant Assets “B”	0	0	2,816,364	2,097,105	0	0	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0

H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -

	GUC Common Stock Assets	0	3,098,004	2,306,815	0	0	66,497		(7)
	GUC Trust Warrant Assets “A”	0	2,816,364	2,097,105	0	0	60,425
	GUC Trust Warrant Assets “B”	0	2,816,364	2,097,105	0	0	60,425
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured Claims at next quarterly distribution

	Number of Units to Resolved Allowed General Unsecured Claims						113,114

	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets						450,555
	GUC Trust Warrant Assets “A”						409,612
	GUC Trust Warrant Assets “B”						409,612

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets						0
	GUC Trust Warrant Assets “A”						0
	GUC Trust Warrant Assets “B”						0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

Notes

(1)	The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the Initial Distribution Date who did not receive the April 21, 2011 distribution). The second quarter distribution took place on or about July 28, 2011. The third quarter distribution took place on or about October 28, 2011. The Section 2.3(a) Distribution, as defined below, took place on or about January 13, 2012. As described further below, the GUC Trust was not required to make, and did not make, a fourth quarter distribution. The fifth quarter distribution took place on or about April 27, 2012.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the “GUC Trust Funding Date,” as such term is defined in the GUC Trust Agreement, any New GM Securities that would have been distributed on the next quarterly distribution date to holders of Resolved Allowed General Unsecured Claims and holders of Units as of the GUC Trust Funding Date (the “Section 2.3(a) Distribution”). The GUC Trust Funding Date was December 15, 2011 and, as such, the record date for the Section 2.3(a) Distribution was December 15, 2011. The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such information requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarter distribution was scheduled to take place on or as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarter distribution, no distribution was required to be made to holders of Resolved Allowed General Unsecured Claims. In addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was required. As such, no quarterly distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

The fifth quarter distribution took place on or about April 27, 2012, and consisted solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such information requirements for the fifth quarter distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the fifth quarter distribution.

(2)	Pursuant to the GUC Trust Agreement, each holder of an allowed general unsecured claim is deemed to receive “Units” in the GUC Trust evidenced by appropriate notation on the books and records of the GUC Trust calculated at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim (such that if all Disputed General Unsecured Claims as of March 31, 2012 were subsequently allowed, the GUC Trust would issue approximately 36.74 million Units (inclusive of all Units previously distributed)). Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof).

Units in respect of general unsecured claims allowed as of the Initial Distribution were not issued until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date is deemed to be zero. The 29,923,831 Units outstanding as of March 31, 2012 correlate to the $29,923,768,460 in allowed claims as of December 31, 2011. The Number of Units outstanding as of March 31, 2012 does not directly correspond to allowed claims as of December 31, 2011 on a 1 to 1,000 basis because 63 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in Notes 5 and 6 of the Notes to the Financial Statements.
(4)	These amounts correspond to the terms as defined in the GUC Trust Agreement and are further described in Note 4 of the Notes to the Financial Statements.
(5)	On May 24, 2011, MLC, on behalf of the GUC Trust, sold 87,182 shares of New GM Common Stock and 79,256 warrants of each class of warrant related to the Reporting and Transfer Holdback in accordance with Section 2.3(e)(i) of the GUC Trust Agreement. The sale resulted in cash proceeds of $5,649,328 which, pursuant to the Plan, was used to fund certain reporting, tax and litigation costs of the GUC Trust. Such proceeds were held by MLC on behalf of the GUC Trust until MLC’s dissolution on December 15, 2011. On December 15, 2011, MLC transferred, net of payments already made on account of such reporting, tax and litigation costs of the GUC Trust, $2,049,608 of these funds to the GUC Trust and $500,000 to the Avoidance Action Trust in accordance with Section 2.3 of the GUC Trust Agreement.

As of December 29, 2011, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(d) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, Excess GUC Trust Distributable Assets consisting of 1,204,792 shares of New GM Common Stock and 1,095,265 warrants of each class of warrant in the aggregate (collectively the “Reserved Securities”) for the purposes of funding accrued and projected expenses of the GUC Trust, including Reporting and Transfer Costs.

On March 8, 2012, the Bankruptcy Court entered an order (the “Liquidation Order”) authorizing the GUC Trust Administrator to liquidate a portion of the Reserved Securities, the proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) would approximate (x) $17,866,537 to satisfy GUC Trust administrative fees, costs and expenses incurred in 2011 and estimated for 2012 (“GUC Trust Administrative Costs”), and (y) $8,648,781 to satisfy Reporting and Transfer Costs incurred by the GUC Trust in 2011 and which could arise in 2012 (“GUC Trust Reporting Costs”). In addition, the Liquidation Order authorized the GUC Trust Administrator to liquidate New GM Securities which would generate proceeds approximating $13,714,000 (the “Avoidance Action Trust Cash”) to satisfy fees, costs and expenses of the Avoidance Action Trust estimated for 2012, 2013 and 2014 (the “Avoidance Action Trust Administrative Costs”). The Liquidation Order further provided that, following the receipt of a favorable ruling from the Internal Revenue Service (the “Favorable IRS Ruling”), the GUC Trust would be permitted to transfer the Avoidance Action Trust Cash to the Avoidance Action Trust.

Following the entry of the Liquidation Order and prior to March 31, 2012, the GUC Trust Administrator sold the following New GM Securities in accordance with the Liquidation Order: (i) 351,001 shares of New GM Common Stock and 319,092 warrants of each class of warrant for the aggregate proceeds of $17,868,184 in respect of the GUC Trust Administrative Costs; (ii) 169,912 shares of New GM Common Stock and 154,465 warrants of each class of warrant for the aggregate proceeds of $8,649,578 in respect of the GUC Trust Reporting Costs; and (iii) 269,422 shares of New GM Common Stock and 244,929 warrants of each class of warrant for the aggregate proceeds of $13,715,264 in respect of Avoidance Action Trust Administrative Costs. On April 24, 2012 the GUC Trust received the Favorable IRS Ruling, and on May 14, 2012 the GUC Trust transferred the Avoidance Action Trust Cash to the Avoidance Action Trust.

As of March 31, 2012, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(e) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, additional Excess GUC Trust Distributable Assets primarily to address a contingent tax liability that would be incurred by the GUC Trust in the event that the value of the New GM Securities increases from the GUC Trust Funding Date to the time such New GM Securities are distributed, liquidated or otherwise disposed of by the GUC Trust (the “Taxes on Distribution Reserve”). On March 31, 2012, there was such a contingent tax liability estimated at approximately $108.6 million, as further described in Notes 2 and 3 of the Notes to the Financial Statements. As such, as of March 31, 2012, the aggregate Reserved Securities consisted of 2,688,527 shares of New GM Common Stock and 2,444,116 warrants of each class of warrants, which reflects both the Taxes on Distribution Reserve as well as New GM Securities reserved for the purposes of funding GUC Trust Administrative Costs and GUC Trust Reporting Costs projected for 2013 and 2014.

Pursuant to Section 12.1 of the Plan, Law Debenture Trust Company of New York, in its capacity as claimant and as chair of the Official Committee of Unsecured Creditors of Motors Liquidation Company had requested a private letter ruling from the Internal Revenue Service (the “IRS”) which, if granted, would have eliminated the contingent tax liability to the extent arising from the distribution of New GM Securities. On May 7, 2012, the IRS informed representatives of the Official Committee of Unsecured Creditors of Motors Liquidation Company that it had made a final adverse determination with respect to the issuance of such private letter ruling, and that a favorable private letter ruling would not be forthcoming.

A copy of the Liquidation Order is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of Units.
(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”.

As described in footnote (1) above, no distributions to holders of Units were made in connection with the Section 2.3(a) Distribution (as defined in footnote (1) above), the fourth quarter distribution, or the fifth quarter distribution, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold. Undistributed Excess GUC Trust Distributable Assets are reported in section H as Excess GUC Trust Distributable Assets reserved for distribution to holders of Units and will be held by the GUC Trust until the next calendar quarter for which the amount of Excess GUC Trust Distributable Assets exceeds the Distribution Threshold.

EXHIBIT D

MLC GUC Trust

2012 Updated Budget

May 2012

($ in thousands)

Category		1Q	2Q	3Q	4Q	2012 Updated Budget (1)	2012 Approved Budget (Presented Previously) (2)	Over/(Under)	Comments
	Professional Fees
1	AlixPartners	$2,320.2	$2,177.1	$1,385.9	$1,243.2	$7,126.4	$7,918.2	$(791.7)	10% reduction to fund GUC Trust contingency (3)

	Legal Advisors
2	Lead Counsel	1,984.5	1,894.5	1,264.5	1,174.5	6,318.0	7,020.0	(702.0)	10% reduction to fund GUC Trust contingency (3)
3	ADR Legal Counsel	2,316.4	2,316.3	2,316.3	2,316.3	9,265.2	9,566.6	(301.4)	2011 actual variance carry over
4	Nova Scotia Litigation	1,029.7	1,302.8	291.9	291.9	2,916.2	3,400.0	(483.8)	10% reduction to fund GUC Trust contingency (3); 2011 actual variance carry over
5	Stewart McKelvey	37.5	37.5	37.5	37.5	150.0	160.3	(10.3)	2011 actual variance carry over

6	Professional Fees Subtotal	7,688.2	7,728.2	5,296.1	5,063.4	25,776.0	28,065.1	(2,289.2)

Category

	Other Costs
7	Garden City Group	210.0	180.0	110.0	—	500.0	500.0	—
8	GUC Trustee Fees	579.0	579.0	579.0	579.0	2,316.0	2,520.0	(204.0)	2011 actual variance carry over
9	GUC Trustee Legal Fees - Gibson Dunn	75.0	75.0	75.0	75.0	300.0	300.0	—
10	Monitoring Fees	469.0	409.0	409.0	409.0	1,695.9	1,648.5	47.4	2011 actual variance carry over
11	Accounting and Tax Advisors	151.3	151.2	151.2	151.2	604.9	622.8	(17.9)	2011 actual variance carry over
12	Rent & Facilities Expense	44.4	44.4	44.4	44.4	177.6	201.4	(23.8)	2011 actual variance carry over
13	Insurance	125.0	—	—	—	125.0	125.0	—
14	Michigan Tax on DIP Loan	6,000.0	—	—	—	6,000.0	6,000.0	—

15	Other Cost Subtotal	7,653.6	1,438.6	1,368.6	1,258.6	11,719.4	11,917.7	(198.4)

16	Contingency	692.2	712.5	600.2	722.0	2,726.7	—	2,726.7	Contingency reserve funded by 10% reduction in available line items and positive 2011 variance (3)

17	Total Funded to GUC	16,034.0	9,879.3	7,264.8	7,044.0	40,222.1	39,982.8	239.2

18	Grand Total	$16,034.0	$9,879.3	$7,264.8	$7,044.0	$40,222.1	$39,982.8	$239.2	Please note: increase to the total budgeted amount reflects the carry over of the net positive variance from 2011. These are dollars not spent during 2011 due to timing that will be used in 2012.

(1)	Revised as of May 2012 and submitted to DIP Lenders and the Trust Monitor for approval on May 15, 2012
(2)	As revised February 2012 submitted to and approved by the DIP Lenders and Trust Monitor
(3)	Funds which have been reallocated among line items in the Updated Budget are derived solely from Other GUC Trust Administrative Cash, and the integrity of the line items as they relate to the Wind-Down Budget Cash has been preserved.

MLC GUC Trust

Wind-Down

Actual vs. Approved Budget Report

($ in thousands)

		Jan - Mar 2012 Actual (1)	Jan - Mar 2012 Approved Budget (2)	Actual o(u) Budget		Notes
				$	%
1	AlixPartners	$2,319.9	$2,450.2	($130.3)	(6%)	Timing
2	Lead Counsel	1,942.3	2,205.0	(262.7)	(14%)	Timing
3	ADR	680.5	2,391.7	(1,711.2)	(251%)	Under budget due to settlements in lieu of litigation
4	Nova Scotia Litigation	1,037.7	1,183.9	(146.2)	(14%)	Timing
5	Stewart McKelvey	0.0	40.1	(40.1)	0%	Timing

6	Total Professional Fees	5,980.4	8,270.8	(2,290.4)	(38%)	Variance due to timing, expenses expected to be incurred during future periods

7	Garden City Group	264.2	210.0	54.2	21%	Additional unanticipated work
8	GUC Trustee Fees - Wilmington	623.5	630.0	(6.5)	(1%)
9	GUC Trustee Legal-Gibson	234.5	75.0	159.5	68%	Timing and additional unanticipated work
10	Monitoring Fees	450.0	412.1	37.9	8%	Timing
11	Acctg & Tax Advisors	111.8	155.7	(43.9)	(39%)	Timing
12	Rent/Facilities Expense	13.0	50.3	(37.3)	(287%)	Timing
13	Insurance Expense - Wind Down	25.1	125.0	(99.9)	(399%)	Timing; budget reflects full year expense being paid in Q1
14	Michigan Tax on DIP Loan	0.0	6,000.0	(6,000.0)	0%	Timing

15	Total Other Costs	1,722.2	7,658.2	(5,936.0)	(345%)

16	Total GUC Trust Expenses	$7,702.5	$15,929.0	($8,226.5)	(107%)

(1)	The actual results for the GUC Trust’s Fiscal Quarter reflect expenses incurred in and accrued for the quarter ended March 31, 2012 and do not include any reconciliation with prior period accruals; as such, the presentation of actual results does not strictly comply with Generally Accepted Accounting Principles.
(2)	As revised February 2012 submitted to and approved by the DIP Lenders and Trust Monitor

MLC GUC Trust

Wind-Down

Actual vs. Updated Budget Report

($ in thousands)

		Jan - Mar 2012 Actual (1)	Jan - Mar 2012 Updated Budget (2)	Actual o(u) Budget		Notes
				$	%
1	AlixPartners	$2,319.9	$2,320.2	($0.3)	(0%)
2	Lead Counsel	1,942.3	1,984.5	(42.2)	(2%)
3	ADR	680.5	2,316.4	(1,635.9)	(240%)	Under budget due to settlements in lieu of litigation
4	Nova Scotia Litigation	1,037.7	1,029.7	8.1	1%
5	Stewart McKelvey	0.0	37.5	(37.5)	0%	Timing

6	Total Professional Fees	5,980.4	7,688.2	(1,707.9)	(29%)

7	Garden City Group	264.2	210.0	54.2	21%	Additional unanticipated work
8	GUC Trustee Fees - Wilmington	623.5	579.0	44.5	7%	Variance driven by reimbursable expenses
9	GUC Trustee Legal-Gibson	234.5	75.0	159.5	68%	Timing and additional unanticipated work
10	Monitoring Fees	450.0	469.0	(19.0)	(4%)
11	Acctg & Tax Advisors	111.8	151.3	(39.4)	(35%)	Timing
12	Rent/Facilities Expense	13.0	44.4	(31.4)	(242%)	Timing
13	Insurance Expense - Wind Down	25.1	125.0	(99.9)	(399%)	Timing; budget reflects full year expense being paid in Q1
14	Michigan Tax on DIP Loan	0.0	6,000.0	(6,000.0)	0%	Timing

15	Total Other Costs	1,722.2	7,653.6	(5,931.5)	(344%)

	Contingency	0.0	692.2	(692.2)	0%	Timing

16	Total GUC Trust Expenses	$7,702.5	$16,034.0	($8,331.5)	(108%)

(1)	The actual results for the GUC Trust’s Fiscal Quarter reflect expenses incurred in and accrued for the quarter ended March 31, 2012 and do not include any reconciliation with prior period accruals; as such, the presentation of actual results does not strictly comply with Generally Accepted Accounting Principles.
(2)	As revised May 2012 for submission to DIP Lenders